UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Lpath, Inc.

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LPATH, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2011

TO OUR STOCKHOLDERS:

The 2011 annual meeting of stockholders of Lpath, Inc. will be held at the offices of DLA Piper LLP at 4365 Executive Drive, Suite 1100 San Diego, California on June 22, 2011 at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR the ratification of the appointment of Moss Adams. Stockholders of record at the close of business on May 5, 2011 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 6335 Ferris Square, Suite A, San Diego, California 92121.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:

Our Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com/            .

By Order of the Board of Directors

/s/ Gary J.G. Atkinson

Gary J.G. Atkinson
Vice President, Chief Financial Officer and Secretary

May 14, 2011

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

LPATH, INC.

6335 Ferris Square, Suite A

San Diego, California 92121

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2011

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Lpath, Inc. (the “Board” or “Board of Directors”) to be voted at the 2011 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on June 22, 2011 at the offices of DLA Piper LLP at 4365 Executive Drive, Suite 1100 San Diego, California at 9:00 a.m., local time, and any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being sent to stockholders on or about May 14, 2011. References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Lpath, Inc.

Record Date, Quorum, Voting

Holders of record of our shares of Class A common stock, our only class of issued and outstanding voting securities, at the close of business on May 5, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On April 11, 2011, 60,463,642 shares of our common stock were issued and outstanding. We anticipate that approximately the same number of shares of common stock will be outstanding on May 5, 2011, the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. Non-routine matters include the election of directors.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders, except in regard to the election of directors for which stockholders may elect to exercise cumulative voting as described under the heading “Cumulative Voting” on page 4 of this proxy statement. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Moss Adams as the Company’s independent registered public accountants for fiscal 2011 and in the discretion of the proxy holders on any other matter that comes before the meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation mailed to the Secretary of the Company prior to the date of the Annual Meeting (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken), or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the direction of our Board of Directors. Our Board has nominated each of our five (5) existing directors for re-election at the Annual Meeting, including:

Name	Age	Position
Daniel H. Petree (1) (2)	55	Chairman of the Board
Scott R. Pancoast	52	President, Chief Executive Office, and Director
Jeffrey A. Ferrell (1) (2)	37	Director
Charles A. Mathews (1) (2)	73	Director
Donald R. Swortwood (1)	70	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

The Board also believes that re-electing our incumbent directors helps to promote stability and continuity. The Board expects that each director will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of March 31, 2011:

Daniel H. Petree

Chairman of the Board of Directors

Mr. Petree has served as a director of Lpath since November 2008, and was appointed as Chairman of the Board in September 2010. Mr. Petree has over 20 years of experience in the biotechnology industry, serving in a variety of roles including investment banker, senior operating manager and corporate and securities lawyer. Mr. Petree also is a member and co-founder of P2 Partners, LLC, which provides transaction advisory services to small and medium sized life science companies. From 2004 to 2011 Mr. Petree served as a director of Cypress Biosciences, Inc., a company that provides products for the treatment of patients with Functional Somatic Syndromes and other central nervous system disorders. He resigned from that position in 2011, when Cypress was sold. Before co-founding P2 Partners in 2000, Mr. Petree was President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company in South San Francisco. Mr. Petree’s qualifications to sit on our Board include his experience as an executive and an investment banker in the biotechonology industry, his experience with structuring and negotiating pharmaceutical partnering arrangements, and his service on other public company boards and board committees.

Scott R. Pancoast

Chief Executive Officer, President, and Director

Mr. Pancoast has served as the President and Chief Executive Officer of Lpath since March 2005 and as a Director of Lpath since 1998. Prior to joining Lpath, from 1994 to 2005, Mr. Pancoast was the Executive Vice President of Western States Investment Corporation (WSIC), a private San Diego venture capital fund. He has served as the CEO or interim CEO for six start-up companies, and has been a member of the boards of directors for over 15 companies, including two public companies. Mr. Pancoast previously served on the board of directors of iVOW, Inc., a publicly-traded company. From 1986 to 1994 Mr. Pancoast was with National Sanitary Supply Company, where he was a member of the Board of Directors and served in various management positions including Senior Vice President—Operations and Chief Financial Officer. He is a graduate of the Harvard Business School and the University of Virginia. Mr. Pancoast’s qualifications to sit on our Board include his experience as our President and Chief Executive Officer, his experience as venture capitalist and business leader, and his current and past service as a board member for public and private companies.

Jeffrey A. Ferrell

Director

Mr. Ferrell has served as a director of Lpath since April 2007. Mr. Ferrell has served as the Managing Member of Athyrium Capital Management, LLC, a life sciences focused investment and advisory company with offices in New York City, since 2008. From 2001 to 2008, Mr. Ferrell served in a number of capacities at Lehman Brothers. From 2005 to 2008 he oversaw public and private life sciences investments for Global Trading Strategies, a principal investment group within Lehman, as a Senior Vice President. Prior to 2005 he was a Vice President in Lehman Brothers’ Private Equity division. Prior to joining Lehman in 2001, he was a principal at Schroder Ventures Life Sciences in Boston. Mr. Ferrell holds an A.B. in Biochemical Sciences from Harvard University. Mr. Ferrell’s qualifications to sit on our Board include his experience in providing fund raising and advisory services to life sciences companies, his knowledge of the life sciences industry and his knowledge of the capital markets.

Charles A. Mathews

Director

Mr. Mathews has served as a director of Lpath since March 2006. Mr. Mathews is an active private investor and serves as an independent director on the boards of a number of public and private companies. From March 2005 to November 2006, Mr. Mathews was Chairman of Avanir Pharmaceuticals (AVNR), a drug development and marketing company and from May to September 2005 he acted as its Chief Executive Officer and continues to serve AVNR as a Director and Chairman of its Corporate Governance Committee. Mr. Mathews is a past president of the San Diego Tech Coast Angels, part of an affiliation of over 200 accredited “angel” investors active in the life science and technology industries. From April 2002 until January 2004, Mr. Mathews served as the President and Chief Executive Officer of DermTech International, a privately held contract research organization focused on dermal and transdermal drugs. From 1996 to April 2002, Mr. Mathews was an independent management consultant, providing CEO-level consulting services to various public and private companies. He continues to serve as a director for several privately held companies. Mr. Mathews is a graduate of the Royal College of Science. Imperial College, London, England. Mr. Mathews’ qualifications to sit on our Board include his leadership experience as an executive in the life sciences industry, his expertise in operations and corporate governance, and his service on other public and private company boards and board committees.

Donald R. Swortwood

Director

Mr. Swortwood participated in the original funding of Lpath, and has served as a director of Lpath since July 2006. He has served as Chairman and Chief Executive Officer of Western States Investment Corporation since the founding of its predecessor in 1975, and has been an active investor and venture capitalist for over thirty-five years. His investing career began in basic industrial areas, such as industrial salt and transportation, and has evolved into technology and science related fields, ranging from a business that developed novel technologies for the detection and treatment of gastro-esophageal reflux disease, which was sold to Medtronic; to a leader in storage area network management software solutions, which was sold to EMC; to a business that developed the first “ear thermometer,” which was sold to Wyeth. Currently, the Western States portfolio of holdings includes a number of biotech and life science companies. Mr. Swortwood is a graduate of Stanford University. Mr. Swortwood’s qualifications to sit on our Board include his experience as a business leader and venture capitalist and his experience in advising emerging growth life science and technology companies.

Family Relationships

There are no family relationships between any of our officers and directors.

Cumulative Voting

Stockholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, five votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to the Company with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for a director is withheld, it is the intention of the proxy holders to vote the proxies in such manner as will elect as directors each of the nominees named above.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot, and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by so indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee, or nominee.

Vote Required

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the five nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. This code constitutes a “code of ethics” as defined by the rules of the SEC. This code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.lpath.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC.

Director Independence

Our Board of Directors has determined that each of our directors is “independent,” except for Mr. Pancoast who is currently serving as our President and Chief Executive Officer. In assessing director independence, our Board has adopted the definition of “independent director” under the listing standards of the Nasdaq Stock Market. Our current independent directors are Jeffrey Ferrell, Charles Mathews, Daniel Petree and Donald Swortwood.

Board and Committee Attendance

During the year ended December 31, 2010, the Board of Directors met nine times and it took action by unanimous written consent one time. The Company has an Audit Committee and a Compensation Committee. The Board has not formed a separate nominating committee, which functions are performed by the Board. See “Director Nominating Process” below. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board and all Board Committees on which such director served during that period.

Director Attendance at Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting. As a result, we encourage our directors to attend our annual meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the annual meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer, who is the only non-independent director on the Board. Our Board Committees also generally meet in executive session at the end of each committee meeting.

Board Committees

The Compensation Committee. The Compensation Committee of the Board of Directors, currently consists of Messrs. Daniel Petree (Chair), Jeffrey Ferrell (director), Charles Mathews (director), and Donald Swortwood (director). The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors. The Compensation Committee met six times in 2010. The Board has determined that Messrs. Mathews, Ferrell, Petree and Swortwood are each an “independent director” under the listing standards of the Nasdaq Stock Market. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.lpath.com.

The Audit Committee. The Audit Committee of the Board of Directors, currently consists of Messrs. Charles Mathews (Chair), Jeffrey Ferrell (director), and Daniel Petree (director). The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Audit Committee met four times in 2010. The Board has determined that each current member of the Audit Committee is an “independent director” under the listing standards of the Nasdaq Stock Market. The Board of Directors has also determined that Mr. Mathews is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.lpath.com. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Board Leadership Structure

Daniel H. Petree serves as Chairman of our Board of Directors. Our Board’s general policy is that separate persons should hold positions of Chairman of the Board and Chief Executive Officer to enhance the Board’s oversight of management. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board, balances power on our Board and encourages balanced decision making. Our Board also separated the roles in recognition of the differences in roles. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board Chairman also provides performance feedback on behalf of the Board to our chief executive officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements. The Audit Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Director Nomination Process

General. The Board of Directors performs the functions of a nominating committee and is responsible for selecting nominees for election as directors. The Board believes that, given its current size and composition, having each member of the Board participate in the director nomination process facilitates the evaluation of the current Board and the identification and selection of director nominees. In relation to the nomination process, each member of the Board has a responsibility to: (i) identify individuals qualified to become Board members; (ii) recommend to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board (with authority for final approval remaining with the Board); and (iii) develop criteria for evaluating prospective candidates to the Board.

Process for Identifying and Evaluating Candidates. The Board may identify potential Board candidates from a variety of sources, including recommendations from current directors or management or any other source the Board deems appropriate. The Board may also engage a search firm or a consultant to assist it in identifying, screening, and evaluating potential candidates. The Board has been given sole authority to retain and terminate any such search firm or consultant.

The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills, backgrounds and experience so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. In considering candidates for the Board, the Board evaluates the entirety of each candidate’s credentials. The Board considers, among other things: (i) business or other relevant experience; (ii) expertise, skills, and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized Board committees—such as the Audit Committee or Compensation Committee.

Stockholder Nominees. Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an Annual Meeting of Stockholders. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for the 2012 Annual Meeting” on page 20 of this proxy statement.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at 6335 Ferris Square, Suite A, San Diego, California 92121, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Compensation of Directors

During 2010, the terms of the compensation arrangements for our non-management directors were as follows:

•

Non-management directors received an annual retainer of $30,000, which was paid in equal quarterly payments. The Chairman of the Board received an annual retainer of $40,000, which was paid in equal quarterly payments.

•

Members of the Audit Committee received an annual retainer of $7,000, which was paid in quarterly installments. The Chair of the Audit Committee received an annual retainer of $16,000, which was paid in quarterly installments.

•

Members of the Compensation Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the Compensation Committee received an annual retainer of $9,000, which was paid in quarterly installments.

•

Each non-management director received a grant of restricted stock units (“RSUs”) for 40,000 shares of Lpath Class A common stock. The RSUs granted have a five-year life and vest over a one-year period. In addition, in September 2010 Mr. Petree received a grant of 5,556 RSUs upon his appointment as Chairman of the Board.

Our directors did not receive any other meeting fees. We do reimburse our directors for their reasonable expenses in attending Board and Board Committee meetings in accordance with the Company’s reimbursement policy. Directors who are also executive officers of the Company are not paid additional compensation for serving as directors.

Director Compensation Fiscal Year 2010

Name	Fees Paid in Cash		RSU and Option Awards		Total
Jeffrey A. Ferrell	$	41,000	$26,658	(1)	$67,658
Charles A. Mathews	$	50,000	$39,364	(2)	$89,364
Daniel H. Petree	$	49,333	$26,658	(3)	$73,491
Donald R Swortwood	$	34,000	$16,499	(4)	$50,499

(1)	Mr. Ferrell was appointed to the Board in April 2007 and first elected in October 2007. As of December 31, 2010, Mr. Ferrell held 63,000 RSUs, of which 33,000 are vested.
(2)	As of December 31, 2010, Mr. Mathews held 50,000 stock options, all of which were vested and 80,000 RSUs, of which 48,750 were vested. Mr. Mathews was first elected to the Board in March 2006.
(3)	Mr. Petree was appointed to the Board of Directors in November 2008 and first elected in June 2009. In September 2010, Mr. Petree was elected Chairman of the Board. As of December 31, 2010, Mr. Petree held 63,000 RSUs, of which 53,000 were vested.
(4)	As of December 31, 2010, Mr. Donald R. Swortwood held 50,000 stock options, all of which were vested and 60,000 RSUs, of which 50,000 are vested. Mr. Swortwood was first elected to the Board in July 2006.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MOSS ADAMS LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Moss Adams LLP has served as the Company’s independent registered public accounting firm since June 2009. Our Audit Committee is responsible for approving the engagement of Moss Adams as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

The Audit Committee will meet with Moss Adams in 2011 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Moss Adams, as well as the fees charged for such services.

A representative of Moss Adams is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2010 and 2009.

Set forth below is certain information concerning fees billed to us by our independent auditors in respect of services provided in 2010 and 2009.

	2010	2009
Audit fees	$120,000	$122,655
Audit-related fees	40,000	19,000
Tax Fees	10,900	31,700
All other fees	—	—

Total	$170,900	$173,355

Audit Fees: For the years ended December 31, 2010 and 2009, the aggregate audit fees billed by independent auditors were for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC. In 2009, such fees were $82,902 and $39,753 for LevitZacks and Moss Adams, respectively.

Audit-Related Fees: For the years ended December 31, 2010 and 2009 audit related fees billed by Moss Adams pertained to services rendered in connection with (i) the audit of our Schedule of Expenditures for the National Institutes of Health Research and Development Program, and (ii) procedures required for filings with the SEC in conjunction with financing transactions.

Tax Fees: For the years ended December 31, 2010 and 2009, fees billed by Moss Adams related to tax return preparation and tax planning services.

All Other Fees: For the years ended December 31, 2010 and 2009, there were no fees billed by our independent auditors for other services, other than the fees described above.

Policy on Audit Committee pre-approval of audit and permitted non-audit services of independent auditors

The Audit Committee has determined that all services provided by Moss Adams were compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. During 2010 and 2009, the Chair of the Audit Committee, subsequently advising the Audit Committee, or the Audit Committee itself approved all audit related and the tax services provided by our independent auditors. During 2010 and 2009, no non-permitted or non-authorized services were performed by our independent registered public accounting firm.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Class A common stock represented either in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the independent public accountants. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be treated as votes present at the meeting and entitled to vote, and therefore, will have the same effect as a NO vote. Broker non-votes, if any, will not have any effect upon the outcome of voting with respect to the ratification of the Company’s independent registered public accountants.

Submission of the appointment to stockholder approval is not required. However, the Audit Committee will reconsider the appointment if it is not approved by stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011 (ITEM 2 ON THE ENCLOSED PROXY CARD).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of Lpath, Inc. with respect to Lpath’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 23, 2011. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Moss Adams LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Moss Adams to review the financial statements for the fiscal year ended December 31, 2010. The Audit Committee discussed with a representative of Moss Adams the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Moss Adams, with and without management present, to discuss the overall scope of Moss Adam’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Moss Adams required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Moss Adams its independence, and satisfied itself as to the independence of Moss Adams.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The Audit Committee of the Board of Directors:

Charles A. Mathews, Chair

Jeffrey A. Ferrell

Daniel H. Petree

EXECUTIVE COMPENSATION

The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers (collectively, the “Named Executives”) during the years ended December 31, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Option and RSU Awards		All Other Compensation		Total
Scott R. Pancoast	2010	$385,000	(1)	$48,200	$311,276	(4)	$9,800	(5)	$754,276
Chief Executive Officer and President	2009	$381,616	(1)	$233,500	$217,923	(4)	$10,338	(5)	$843,377

Roger A. Sabbadini, Ph.D.	2010	$220,000	(2)	$13,800	$51,217	(4)	$—		$285,017
Vice President, Chief Scientific Officer	2009	$214,667	(2)	$64,500	$27,128	(4)	$—		$306,295

Gary J.G. Atkinson	2010	$266,000	(3)	$20,000	$78,879	(4)	$9,800	(5)	$374,679
Vice President, Chief Financial Officer	2009	$264,846	(3)	$102,000	$59,064	(4)	$9,307	(5)	$435,217

(1)	Scott Pancoast, our CEO and President, was paid a base salary of $385,000 per annum, effective as of March 1, 2009. Mr. Pancoast serves as a member of the board of directors of four WSIC portfolio companies. Mr. Pancoast may be granted annual bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.
(2)	Roger A. Sabbadini, Ph.D., our Chief Scientific Officer, is paid $220,000 per year, effective March 1, 2009, pursuant to his consulting agreement. Dr. Sabbadini may be granted annual bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.
(3)	Gary Atkinson, our Vice President and Chief Financial Officer, was paid a base salary of $266,000 per annum, effective as of March 1, 2009. Mr. Atkinson devotes his full time duties to the company, except that a portion of his time may, from time to time, be devoted to matters relating to WSIC (in which case, the company will be reimbursed by WSIC). Mr. Atkinson may be granted annual bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.
(4)	Option and Restricted Stock Units (“RSU”) award compensation represents the aggregate annual stock compensation expense of the officer’s outstanding stock option grants and RSUs. Compensation for employees is measured at the grant date based on the fair value of the award and is recognized as compensation expense over the service period, which generally represents the vesting period. Stock-based compensation expense for consultants is measured at the latter of the vesting date or the balance sheet date. Material terms of option awards for each of the named executive officers are set forth in the following table entitled “Outstanding Equity Awards at Fiscal Year-End 2010”.
(5)	Amounts represent company matching 401(k) contributions.

The following table details unexercised stock options and RSUs for each of our Named Executives as of December 31, 2010.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(5)
Name	Exercisable	Unexercisable
Scott R. Pancoast	200,000	—	(2)	$0.80	11/30/2015	250,156	$200,125	—	$—
	248,840	—	(2)	$0.22	5/16/2015
	600,000	—	(3)	$0.08	3/29/2015
	75,000	—		$0.05	8/25/2014

Roger A. Sabbadini	120,000	—		$0.80	11/30/2015	87,656	$78,014	—	$—
	121,810	—		$0.22	5/16/2015
	54,200	—		$0.08	3/29/2015

Gary J.G. Atkinson	75,000	—	(2)	$0.80	11/30/2015	77,625	$69,086	—	$—
	225,000	—	(2)	$0.64	10/28/2015

(1)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted.

(2)	One quarter of the shares vest one year from the date of grant, the remaining shares vest monthly over the following three years.
(3)	Shares vest monthly over four years.
(4)	RSUs vest over a four-year period.
(5)	Performance based RSUs vest upon the achievement of specific performance objectives.

Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The Compensation Committee granted merit-based non-statutory stock options and statutory stock options to the executive officers and other employees in previous years. Since November 2007, the Compensation Committee has granted only RSUs to the executive officers and our other employees.

Grants of stock options and RSUs are made pursuant to our Amended and Restated 2005 Equity Incentive Plan (“the Plan”). There are 10,390,000 shares of Class A common stock authorized for grant under the Plan. The Plan allows for grants of incentive stock options with exercise prices of at least 100% of the fair market value of the Company’s Class A common stock, nonqualified options with exercise prices of at least 85% of the fair market value of the Company’s Class A common stock, restricted stock, and RSUs. All stock options granted to date have a ten-year life and vest over zero to five years. RSUs granted have a five-year life and vest over zero to four years or, in certain cases, upon the achievement of specified clinical trial milestones.

On March 27, 2006, following the approval by the Compensation Committee and Board of Directors, the Company entered into an employment agreement with Scott R. Pancoast, President and Chief Executive Officer. Under the terms of his employment agreement, Mr. Pancoast receives a minimum annual salary of $330,000. Effective November 10, 2008, Mr. Pancoast’s base salary under the employment agreement was increased to $367,500. Effective March 1, 2009, his base salary was increased to $385,000. Mr. Pancoast may be granted bonuses and equity compensation at the discretion of the Board, upon review and recommendation by the Compensation Committee. In February 2009, the Board approved a bonus in the amount of $172,000 for Mr. Pancoast. In December 2009, the Compensation Committee approved a bonus in the amount of $61,500 for Mr. Pancoast. In February 2010, the Board approved a bonus in the amount of $48,200 for Mr. Pancoast. Mr. Pancoast has RSUs for 702,500 shares of Lpath Class A common stock. Outstanding unvested RSUs vest over a four-year service period. If Mr. Pancoast’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and RSUs that would have vested during the 18 months following the termination will immediately vest. If Mr. Pancoast’s employment is terminated in connection with a change of control of the Company, then Mr. Pancoast will be paid his base salary and benefits for a period of 18 months following such termination, and the portion of his stock options and RSUs that would have vested during the 24 months following the termination will immediately vest.

On March 27, 2006, following the approval by the Compensation Committee and Board of Directors, the Company entered into an employment agreement with Gary Atkinson, Vice President and Chief Financial Officer. Under the terms of his employment agreement, Mr. Atkinson receives a minimum annual salary of $210,000. Effective November 1, 2008, Mr. Atkinson’s base salary under the employment agreement was increased to $260,000. Effective March 1, 2009, Mr. Atkinson’s base salary was increased to $266,000. Mr. Atkinson may be granted bonuses and equity compensation at the discretion of the Board, upon review and recommendation by the Compensation Committee. In February 2009, the Board approved a bonus in the amount of $76,000 for Mr. Atkinson. In December 2009 the Board approved a bonus of $26,000. In February 2010, the Board approved a bonus in the amount of $20,000 for Mr. Atkinson. Mr. Atkinson has RSUs for 225,500 shares of Lpath Class A common stock. Outstanding unvested RSUs vest over a four-year service period. If Mr. Atkinson’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 7 months following such termination. If Mr. Atkinson’s employment is terminated in connection with a change of control of the Company, then Mr. Atkinson will be paid his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and RSUs that would have vested during the 24 months following the termination will immediately vest.

On March 27, 2006, following the approval by the Compensation Committee and Board of Directors, the Company entered into an consulting agreement with Roger A. Sabbadini, Vice President and Chief Scientific Officer. Under the terms of his employment agreement, Dr. Sabbadini receives a minimum annual salary of $200,000. Effective November 1, 2008, Dr. Sabbadini’s base salary under the employment agreement was increased to $220,000. Dr. Sabbadini may be granted bonuses and equity compensation at the discretion of the Board, upon review and recommendation by the Compensation Committee. In February 2009, the Board approved a bonus in the amount of $47,000 for Dr. Sabbadini. In December 2009 the Board approved a bonus of $17,500. In February 2010, the Board approved a bonus in the amount of $13,800 for Dr. Sabbadini. Dr. Sabbadini has RSUs for 309,688 shares of Lpath Class A common stock. Outstanding unvested RSUs vest over a four-year service period. If Dr. Sabbadini’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 7 months following such termination. If Dr. Sabbadini’s employment is terminated in connection with a change of control of the Company, then Dr. Sabbadini will be paid his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and RSUs that would have vested during the 24 months following the termination will immediately vest.

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participant a matching contribution up to a maximum of 4% of the participant’s compensation, subject to statutory limitations. We do not provide any nonqualified defined contribution or other deferred compensation plans.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information on the beneficial ownership of our Class A common stock as of March 31, 2011 by (i) each stockholder who is known by us to own beneficially more than 5% of our Class A common stock, (ii) each of our named executive officers and directors and (iii) all of our directors and executive officers as a group. Except as listed below, the address of all owners listed is c/o Lpath, Inc., 6335 Ferris Square, Suite A, San Diego, CA 92121.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
LB I Group Inc. 399 Park Avenue 9 th Floor New York, NY 10022	7,746,459	(3)	12.0%

Charles Polsky Portfolio Manager WHI Growth Fund, L.P. 191 N. Wacker Drive, Suite 1500 Chicago, Il 60606	7,332,464	(4)	11.6%

Donald R. Swortwood Chairman & Chief Executive Officer Western States Investment Group 6335 Ferris Square, Ste A, San Diego, CA 92121 Director	5,762,829	(5)	9.5%

Letitia H. Swortwood Western States Investment Group 6335 Ferris Square, Ste A, San Diego, CA 92121	5,636,731	(6)	9.3%

E. Jeffrey Peierls 73 S. Holman Way Golden, CO 80401	6,125,121	(7)	9.9%

Brian E. Peierls 7808 Harvestman Cove Austin, TX 78731	5,096,255	(8)	8.3%

Ailsa Craig Trust ACM City View Plaza II #48 Road 165, Suite 600 Guaynabo, PR 00968	4,900,000	(9)	8.0%

Scott R. Pancoast President, Chief Executive Officer and Director	1,937,327	(10)	3.1%

Roger A. Sabbadini, Ph.D. Founder, Chief Scientific Officer, and Director	1,585,248	(11)	2.6%

Gary J.G. Atkinson Vice President, Chief Financial Officer and Secretary	474,500	(12)	*

Charles A. Mathews Director	136,098	(13)	*

Jeffrey A. Ferrell Director	69,098	(14)	*

Daniel H. Petree Director	73,908	(15)	*

All directors and executive officers as a group (seven persons)	10,293,806	(16)	16.0%

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Class A common stock outstanding.

*	Less than one percent.

(1)	Under the rules of the SEC, a person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options). Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Percentage information is calculated based on 60,463,642 shares of Class A common stock outstanding as of April 11, 2011, plus each person’s warrants, options, and restricted stock units (RSUs) that are currently exercisable or vested (in the case of (RSUs) or that will become exercisable or vested within 60 days of March 31, 2011. Percentage information for each person assumes that no other individual will exercise any warrants or options.
(3)	Includes 4,015,809 shares of Class A common stock issuable upon the exercise of warrants. Lehman Brothers Holdings Inc., a former public company and broker-dealer, now in Chapter 11 Bankruptcy receivership, is, to the knowledge of the Company, the direct parent company of Lehman Brothers Inc. and indirect parent of LB I Group, Inc.
(4)	Includes 2,009,655 shares of Class A common stock and 642,611 shares of Class A common stock issuable upon the exercise of warrants owned directly by WHI Growth Fund, L.P. Also includes 1,091,736 shares of Class A common stock and 386,846 shares of Class A common stock issuable upon the exercise of warrants held by WHI Morula Fund, LLC, 664,529 shares of Class A common stock and 138,213 shares of Class A common stock issuable upon the exercise of warrants held by WHI Morula Fund II, LLC, 309,480 shares of Class A common stock and 309,480 shares of Class A common stock issuable upon the exercise of warrants held by WHI Select Fund, L.P., and 1,323,962 shares of Class A common stock and 455,952 shares of Class A common stock issuable upon the exercise of warrants held by Panacea Fund, LLC. William Harris Investors, Inc., a registered investment advisor, serves as the General Partner for the WHI Growth Fund, L.P. and the WHI Select Fund, L.P. They also serve as the Manager of WHI Morula Fund, LLC, and the Panacea Fund, LLC.
(5)	Includes 261,036 shares of Class A common stock issuable upon the exercise of warrants, 50,000 shares of Class A common stock issuable upon the exercise of outstanding options, 66,098 shares of Class A common stock that are issuable pursuant to the terms of RSUs, and 588,000 shares of Class A common stock owned by WSIC. Mr. Swortwood owns 50% of WSIC.
(6)	Includes 261,036 shares of Class A common stock issuable upon the exercise of warrants, and 588,000 shares of Class A common stock owned by WSIC. Mrs. Swortwood owns 50% of WSIC.
(7)	Includes 496,579 shares of Class A common stock and 129,355 shares of Class A common stock issuable upon the exercise of warrants owned directly by Mr. E. Jeffrey Peierls. Also includes 3,211,842 shares of Class A common stock and 781,697 shares of Class A common stock issuable upon the exercise of warrants held by The Peierls Foundation, Inc. (the “Foundation”), and 367,105 shares of Class A common stock and 106,442 shares of Class A common stock issuable upon the exercise of warrants held by the U. D. Ethel Peierls Charitable Lead Trust (the “Lead Trust”), and 935,948 shares of Class A common stock and 354,603 shares of Class A common stock issuable upon the exercise of warrants held by the following trusts: UD E.F. Peierls for B.E. Peierls, UD E.F. Peierls for E.J. Peierls, UD J.N. Peierls for B.E. Peierls, UD J.N. Peierls for E.J. Peierls, UD E.S. Peierls for E.F. Peierls, UW Jennie Peierls for B.E. Peierls, UW Jennie Peierls for E.J. Peierls, UW E.S. Peierls for BEP Art VI-Accum, UW E.S. Peierls for EJP Art VI-Accum (the “Trusts”). Mr. E. Jeffrey Peierls is the President and a Director of the Foundation and is a Co-Trustee of the Lead Trust, and is a Co-Trustee of the Trusts. Mr. E. Jeffrey Peierls has voting and investment power over the shares of our Class A common stock held by the Foundation, the Lead Trust and the Trusts. The amounts disclosed in the table do no include warrant shares the holder is contractually prohibited form exercising based on the holder’s ownership interest.

(8)	Includes 420,947 shares of Class A common stock and 125,722 shares of Class A common stock issuable upon the exercise of warrants owned directly by Mr. Brian E. Peierls. Also includes 3,211,842 shares of Class A common stock and 781,697 shares of Class A common stock issuable upon the exercise of warrants held by the Foundation and 367,105 shares of Class A common stock and 106,442 shares of Class A common stock issuable upon the exercise of warrants held by the Lead Trust, and 55,000 shares of Class A common stock and 27,500 shares of Class A common stock issuable upon the exercise of warrants held by The Peierls By-Pass Trust and 117,992 shares of Class A common stock issuable upon the exercise of warrants held by the Lead Trust. Mr. Brian E. Peierls is the Vice President and a Director of the Foundation and is a Co-Trustee of the Lead Trust. Mr. Brian E. Peierls has voting and investment power over the shares of our Class A common stock held by the Foundation and the Lead Trust.
(9)	Includes 100,000 shares of Class A common stock issuable upon exercise of warrants.
(10)	Includes 3,674 shares of Class A common stock issuable upon the exercise of warrants, 1,123,840 shares of Class A common stock issuable upon the exercise of outstanding options and 695,313 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(11)	Includes 296,010 shares of Class A common stock issuable upon the exercise of outstanding options and 253,438 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(12)	Includes 300,000 shares of Class A common stock issuable upon the exercise of outstanding options and 174,500 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(13)	Includes 50,000 shares of Class A common stock issuable upon the exercise of outstanding options and 86,098 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(14)	Includes 69,098 shares of Class A common stock issuable pursuant to the terms of RSUs.
(15)	Includes 73,908 shares of Class A common stock issuable pursuant to the terms of RSUs.
(16)	Includes shares held by all of the directors and executive officers, including Donald R. Swortwood, Scott R. Pancoast, Roger A. Sabbadini, Ph.D., Gary J.G. Atkinson, Charles A. Mathews, Daniel H. Petree, and Jeffrey A. Ferrell.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Class A common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, no person who, during the fiscal year ended December 31, 2010, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Class A common stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for those noted below, we have not engaged in any transaction since January 1, 2010 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for fiscal 2010 and 2009 and in which any of our directors, named executive officers or any holder of more than 5% of our Class A common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest.

Lpath subleases a portion of its facility to Western States Investment Corporation (“WSIC”), owned by two individuals who are among Lpath’s largest stockholders, including Mr. Swortwood. The terms of the sublease, in general, are the same as the terms of the company’s direct lease. In addition, certain Lpath employees provide investment oversight, accounting, and other administrative services to WSIC. Certain WSIC employees also provide services to Lpath. Lpath and WSIC reimburse each other for costs incurred on behalf of the other entity.

During 2010, Lpath invoiced WSIC $92,160 for investment oversight expenses and $18,567 for lease and facility related expenses. During 2010, WSIC billed Lpath $41,877 for administrative expenses.

As of December 31, 2010, WSIC owed Lpath $27,486 for facility expenses and investment oversight services and Lpath owed WSIG $22,278 for services provided to Lpath.

We believe that each of the transactions set forth above, which could be deemed a transaction with a related party: (i) were entered into on terms as fair as those that could be obtained from independent third parties, and (ii) were ratified by a majority (but no less than two) of our independent directors or by our Audit Committee pursuant to Section III, Item 9(d) of our Audit Committee Charter, who, in either case, did not have an interest in the transaction and who had access to our counsel at our expense.

Pursuant to our code of business conduct and ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of Lpath, Inc. During fiscal 2010, no member of our Compensation Committee had any relationship with Lpath requiring disclosure under Item 404 of Regulation S-K, except as set forth above regarding WSIC. During fiscal 2010, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Class A common stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2012 annual meeting must do so by sending such proposal to Lpath, Inc. 6335 Ferris Square, Suite A, San Diego, California 92121, Attention: Corporate Secretary . Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2012 annual meeting is January 16, 2012. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2012 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before January 16, 2012, and comply with the stock ownership and other procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our amended and restated bylaws. Any stockholder proposal received after January 16, 2012 will be considered untimely, and will not be included in our proxy materials. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our board of directors will review all stockholder proposals and make recommendations for actions on such proposals.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Lpath stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Cole W. Workman, Controller, 6335 Ferris Square, Suite A, San Diego, California 92121, telephone (858) 678-0800. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Lpath at the contact information listed above, to request information about householding.

ANNUAL REPORTS

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended December 31, 2010, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Lpath, Inc., 6335 Ferris Square, Suite A, San Diego, California 92121, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ GARY J.G. ATKINSON
Gary J.G. Atkinson
Vice President, Chief Financial Officer, and Secretary

May 14, 2011

2011 ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

June 22, 2011

Please date, sign, and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

LPATH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott R. Pancoast and Gary J. G. Atkinson, or either of them, with full power of substitution, as proxies to vote at the 2011 Annual Meeting of Stockholders of Lpath, Inc. (the “Company”) to be held at the offices of DLA Piper LLP at 4365 Executive Drive, Suite 1100 San Diego, California on June 22, 2011, at 9:00 a.m., local time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of Class A common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

(Continued and to be signed on the reverse side)

2011 ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

June 22, 2011

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES:
☐	FOR ALL NOMINEES	☐	Jeffrey A. Ferrell
		☐	Charles A. Mathews
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Scott R. Pancoast
		☐	Daniel H. Petree
		☐	Donald R. Swortwood

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

INSTRUCTION 2: To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, the proxy will be voted for the election of directors and for approval of proposal 2.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.